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                                                                    EXHIBIT 23.1



The Board of Directors
Pan Pacific Retail Properties, Inc.:


        We consent to incorporation by reference in Registration Statement Nos. 333-63319, 333-63743 and 333-72551, each on Form S-3 of Pan Pacific Retail Properties, Inc. and to incorporation by reference in Registration Statement No. 333-61169 on Form S-8 of Pan Pacific Retail Properties, Inc., of our report relating to the consolidated balance sheets of Pan Pacific Retail Properties, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the related Schedule III. Such report is dated February 11, 1999, except as to Note 9(f), which is as of March 24, 1999, and appears in the December 31, 1998, annual report on Form 10-K of Pan Pacific Retail Properties, Inc.


                                            /s/ KPMG LLP



San Diego, California
March 24, 1999